SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Effective Management Systems, Inc.
                (Name of Registrant as Specified in its Charter)

                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                                   [EMS Logo]
                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 4, 1999

To the Shareholders of
   Effective Management Systems, Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Effective Management Systems, Inc. will be held on May 4, 1999, at 10:00 A.M., Central Time, at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin 53202, for the following purposes:

              1. To elect two (2) directors to hold office until the annual meeting of shareholders in 2002 and until their successors are duly elected and qualified.

              2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


         The close of business on March 19, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

         A proxy for the meeting and a proxy statement are enclosed herewith.

                                         By Order of the Board of Directors
                                         EFFECTIVE MANAGEMENT SYSTEMS, INC.


                                         Thomas M. Dykstra
                                         Secretary

Milwaukee, Wisconsin
April 6, 1999

         YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                              12000 West Park Place
                           Milwaukee, Wisconsin 53224

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 4, 1999

         This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Effective Management Systems, Inc. (the "Company") beginning on or about April 6, 1999 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, May 4, 1999, at 10:00 A.M., Central Time, at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin 53202, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

         Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

         A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the individuals nominated for election as directors referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

         Only (i) holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 19, 1999 (the "Record Date") and (ii) holders of record of the Company's Series B 8% Convertible Redeemable Preferred Stock (the "Preferred Stock") at the Record Date, who will have the number of votes that they would have had assuming conversion of the Preferred Stock into Common Stock at the Record Date, are entitled to vote at the Annual Meeting. The holders of Common Stock and Preferred Stock will vote as a group at the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote 4,118,486 shares of Common Stock. In addition, on such date, the holders of Preferred Stock were deemed to hold 909,825 shares of Common Stock for purposes of voting at the Annual Meeting. Each outstanding share of Common Stock and each share of Common Stock that is deemed to be outstanding by reason of conversion of the Preferred Stock is entitled to one vote per share.

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the annual meeting of shareholders in 2002 and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the individuals named as the Board's nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any one of the nominees should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors of the Company are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether the director nominees have received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

         The following sets forth certain information, as of March 1, 1999, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

                    Terms expiring at the 2002 Annual Meeting

         Scott J. Mermel, 51, is a private investor. From April 1997 to July 1998, Mr. Mermel served as Vice President, Marketing of Metrix, Inc., a developer and marketer of customer service and product support software. From 1980 to April 1997, Mr. Mermel was a floor trading member of the Chicago Mercantile Exchange. Prior to that, he held several managerial positions with Xerox Computer Services, a developer and marketer of software systems for manufacturing companies. Mr. Mermel has a B.S. degree and an M.S. degree in Industrial Management from MIT.

Director since: 1987

         Robert E. Weisenberg, 49, is President of Northwoods Software Development, Inc., a software development firm. From December 1989 to December 1997, Mr. Weisenberg was Vice President - Operations and General Manager of the Company. Mr. Weisenberg also served as Assistant Secretary of the Company from December 1993 until December 1997. Mr. Weisenberg has a B.A. degree from Stanford University and is a Certified Public Accountant.

Director since:  1993

         THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE

NOMINEES. SHARES OF STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE BOARD'S NOMINEES.

                         Directors Continuing in Office

                    Term expiring at the 2000 Annual Meeting

         Thomas M. Dykstra, 57, a co-founder of the Company, has served as a Vice President and as Secretary and Treasurer of the Company since its incorporation in 1978. During his tenure with the Company, Mr. Dykstra has managed several different functions including product development, marketing, affiliate sales, finance, and administration and support. Mr. Dykstra has a degree in mathematics from Hope College and an M.B.A. degree from the University of Chicago. Mr. Dykstra is a Fellow of the American Production and Inventory Control Society.

         Director since: 1978

         Elliot Wassarman, 59, is an independent consultant to the high technology market. In 1998, Mr. Wassarman served as President, Chief Executive Officer, and a Director of Mitek Systems, Inc., a developer of neural networked intelligent-character-recognition and advanced forms processing software. From 1996 to 1997, he served as President, Chief Executive Officer and Director of Electric Classifieds, Inc. (k/n/a InstantObjects, Inc.), an internet e-commerce products and services startup. During 1996, Mr. Wassarman also served as President, Chief Operating Officer, and a Director of Teralinx Communications Corp. From 1990 to 1996, Mr. Wassarman served as President, Chief Executive Officer, and a Director of Promis Systems Corp., a software company. Mr. Wassarman has a B.A. degree from Suffolk University.

         Director since: 1999

                    Terms expiring at the 2001 Annual Meeting

         Helmut M. Adam, 48, has served as President of Olympus Flag & Banner, Inc., a manufacturer of banners, flags and display products, since 1992. Prior thereto, Mr. Adam was President of Ransomes Inc., a manufacturer of commercial grass mowing equipment. Mr. Adam is a Certified Public Accountant. Mr. Adam has both B.B.A. and M.B.A. degrees from the University of Wisconsin and an M.S. degree in Accounting from the University of Wisconsin-Milwaukee.

Director since: 1987

         Michael D. Dunham, 53, a co-founder of the Company, has served as President and Chief Executive Officer of the Company since its inception in 1978. Mr. Dunham has over 20 years of experience in management, sales, consulting, software design and development in the manufacturing and distribution software industry. Mr. Dunham has a B.S. degree in electrical engineering from the University of Denver and a Masters of Management Science degree from the Stevens Institute of Technology. Mr. Dunham is a Fellow of the American Production and Inventory Control Society.

Director since: 1978

                               BOARD OF DIRECTORS

         General

         The Board has standing Audit and Compensation Committees. The Audit Committee is responsible for recommending to the Board the appointment of independent auditors, approving the scope of the annual audit activities of the auditors, approving the audit fee payable to the auditors and reviewing audit results. Messrs. Adam, Dunham and Mermel are members of the Audit Committee. The Audit Committee held one meeting in fiscal 1998.

         The Compensation Committee (a) reviews and recommends to the Board the compensation structure for the Company's directors, officers and other managerial personnel, including salary rates, participation in any incentive bonus plans, fringe benefits, non-cash perquisites and other forms of compensation, and (b) administers the Company's 1993 Stock Option Plan (the "1993 Plan") and the 1998 Employee Stock Purchase Plan. Messrs. Adam and Mermel are members of the Compensation Committee. The Compensation Committee held five meetings in fiscal 1998.

         The Board has no standing nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation. The Company's Bylaws also provide for shareholder nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the Bylaws) in writing to the Secretary of the Company. The shareholder's notice of nomination must contain information relating to the nominee which is required to be disclosed by the Company's Bylaws and the Securities Exchange Act of 1934.

         The Board held ten meetings in fiscal 1998. Other than Mr. Adam, who missed one meeting of the Board, each director attended (a) all of the meetings of the Board and (b) all of the meetings held by all committees of the Board on which such director served during the year.

Director Compensation

         Directors who are officers or employees of the Company receive no compensation as such for service as members of either the Board or committees thereof. In fiscal 1998, the non-employee directors received a cash retainer fee of $3,500. In addition, non-employee directors of the Company are entitled to receive grants of options to purchase the Common Stock under the 1993 Plan. Under the 1993 Plan, each person who is first elected as a non-employee director automatically receives on the date of his or her election an option to purchase 2,030 shares of the Common Stock. On the day following the annual meeting of shareholders in each year, each non-employee director is also entitled to receive an option to purchase 1,500 shares of the Common Stock for serving on the Board and an option to purchase 1,000 shares of the Common Stock for each Board committee on which the director serves. Options granted to non-employee directors have a per share exercise price of 100% of the fair market value of a share of the Common Stock on the date of grant. Non-employee director options under the 1993 Plan vest as to 10% of the shares subject thereto on the first anniversary of the grant date, an additional 20% on the second anniversary of the grant date, an additional 30% on the third anniversary of the grant date, and the final 40% on the fourth anniversary of the grant date, except that if the non-employee director ceases to be a director by reason of death, disability or retirement during such period, or in the event of a change in control of the Company, the option will become immediately exercisable in full. Options granted to non-employee directors will terminate on the earlier of
(a) ten years after the date of grant, (b) six months after the non-employee director ceases to be a director of the Company by reason of death, or (c) three months after the non-employee director ceases to be a director of the Company for any reason other than death. Under the terms of the 1993 Plan, Messrs. Adam and Mermel each received in fiscal 1998 an option to purchase 3,500 shares of, and Mr. Weisenberg received an option to purchase 1,500 shares of, Common Stock at a per share exercise price of $3-7/16. No options were exercised by the non-employee directors during fiscal 1998.

         Mr. Wassarman, when he was first elected as a non-employee director effective February 1, 1999, received under the terms of the 1993 Plan an option to purchase 2,030 shares of Common Stock at a per share exercise price of $1-7/16. In addition, on February 1, 1999, (i) Mr. Wassarman was granted an option to purchase 20,000 shares of Common Stock and (ii) Messrs. Adam, Mermel and Weisenberg were each granted an option to purchase 10,000 shares of Common Stock. All of these options were granted outside of the 1993 Plan and are exercisable at a price of $1-7/16 and have a ten-year term. These options vest and become exercisable (i) as to 30% of the shares of Common Stock subject thereto immediately, (ii) as to an additional 30% of the shares of Common Stock subject thereto after one year has elapsed from the date of grant and (iii) as to the remaining 40% of the shares of Common Stock subject thereto after two years has elapsed from the date of grant.

                               EXECUTIVE OFFICERS

         The following table sets forth information, as of March 1, 1999, about the other executive officers of the Company who are not directors. Such officers serve at the pleasure of the Board.

         Jeffrey J. Fossum, 45, has served as Chief Financial Officer of the Company since 1987 and as Assistant Treasurer since December 1993. From 1983 to 1987, Mr. Fossum was the Controller of Berg Company, a manufacturer of restaurant equipment. Mr. Fossum received his B.A. degree from the University of Wisconsin-Eau Claire. Mr. Fossum is a Certified Public Accountant.

         Richard W. Grelck, 56, has served as Chief Operating Officer of the Company since April 1998. From June 1997 to April 1998, Mr. Grelck served as Vice President of Technology Development and from February 1995 to June 1997 he served as Vice President of Manufacturing Technology. Also from February 1995 to June 1997 he served as Vice President and General Manager of a wholly-owned subsidiary of the Company that sells and services the Company's software products in Illinois and Indiana. Prior to February 1995, such subsidiary was a 50% owned joint venture of the Company in which Mr. Grelck held the position of Chief Executive Officer. Mr. Grelck has a B.S. degree in Electrical Engineering from Northwestern University.

         Wayne T. Wedell, 40, joined the Company in 1981 and has held positions of Account Manager, Senior Account Manager, Group Manager as well as Professional Services Manager, and was promoted to Vice President-Services in 1992. Mr. Wedell holds a B.A. degree in business administration from the University of Wisconsin-Milwaukee.

                             PRINCIPAL SHAREHOLDERS

Management

         The following table sets forth information, as of March 1, 1999, regarding beneficial ownership of the Common Stock by each director and nominee, each of the persons named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. Except as otherwise noted, each of the persons listed has sole voting and investment power over the shares beneficially owned. None of the persons listed below own any shares of Preferred Stock.

                                       Amount and Nature of           Percent
  Name of Beneficial Owner(1)        Beneficial Ownership(2)          of Class
  ------------------------           --------------------             --------
Helmut M. Adam................               28,835                     *
Michael D. Dunham.............              640,300                    15.5%
Thomas M. Dykstra.............              575,000(3)                 14.0%
Jeffrey J. Fossum.............               20,821                     *
Richard W. Grelck.............              229,204                     5.3%
Scott J. Mermel...............               28,835                     *
Elliot Wassarman..............                6,000                     *
Wayne T. Wedell...............               29,110                     *
Robert E. Weisenberg..........              246,200                     6.0%
All directors and executive
  officers as a group
  (9 persons).................            1,804,305(4)                 40.9%
----------

* Less than one percent (1%).

(1) The address of each person who holds in excess of 5% of the Common Stock identified in this table is 12000 West Park Place, Milwaukee, Wisconsin 53224.

(2) Includes the following shares subject to stock options or warrants which were exercisable as of or within 60 days of March 1, 1999: Mr. Adam, 26,835; Mr. Dunham, 3,000 shares; Mr. Grelck, 202,704 shares; Mr. Mermel, 26,835 shares; Mr. Wassarman, 6,000 shares; Mr. Weisenberg, 3,000 shares; and all directors and executive officers as a group, 292,744 shares. Other than Mr. Dunham who holds warrants, all of the foregoing shares relate to outstanding options.

(3) Consists of (a) 165,000 shares held by the Dykstra Family Limited Partnership for which Mr. Dykstra acts as managing general partner and (b) 410,000 shares held by a family trust for which Mr. Dykstra serves as trustee.

(4) Assumes the exercise of all options and warrants held by the group which were exercisable as of or within 60 days of March 1, 1999.


Other Beneficial Owners

         The following table sets forth information, as of December 31, 1998, regarding beneficial ownership by the only other persons known to the Company to own beneficially more than 5% of the outstanding Common Stock as of such date. The beneficial ownership set forth below has been reported on filings made by such beneficial owners on Schedule 13G with the Securities and Exchange Commission.

                                                Amount and Nature
Name and Address                             of Beneficial Ownership                                    Percent
of Beneficial Owners                   Voting Power               Investment Power                     of Class
--------------------                   ------------               ----------------                     --------
                                  Sole          Shared         Sole        Shared       Aggregate
                                  ----          ------         ----        ------       ---------
Heartland Advisors, Inc.(1)
790 North Milwaukee Street
Milwaukee, Wisconsin 53202       378,200          0          826,200          0          826,200         20.1%

Donald W. Vahlsing
12000 West Park Place
Milwaukee, Wisconsin 53224       229,900          0          229,900          0          229,900         5.6%

---------------
(1)  The filing made by Heartland  Advisors,  Inc.  indicates that the Common Stock as to which it is deemed to be beneficial owner is held in various investment advisory accounts.


                             EXECUTIVE COMPENSATION

Summary Compensation Information

         The  following   table  sets  forth  certain   information   concerning
compensation paid for the last three fiscal years to (i) the Company's Chief Executive Officer and (ii) each of the Company's four most highly compensated executive officers who earned cash compensation in excess of $100,000 for the fiscal year ended November 30, 1998. The persons named in the table are sometimes referred to herein as the "Named Executive Officers."

                                                 Summary Compensation Table
                                                                       Long Term
                                                                      Compensation
                                                                         Awards
                                                                       Securities
                                                                       Underlying
                                                                          Stock          All Other
      Name and Principal                     Annual Compensation(1)    Options (#)    Compensation(2)
           Position                 Year    Salary ($)    Bonus ($)

Michael D. Dunham                   1998     $185,819     $   ---           ---          $  ---
President and Chief Executive       1997      185,586         ---           ---             ---
Officer                             1996      175,148         ---           ---             ---

Thomas M. Dykstra                   1998      176,439         ---           ---             ---
Vice President, Secretary and       1997      176,308         ---           ---             ---
Treasurer                           1996      164,739         ---           ---             ---

Richard W. Grelck                   1998      171,087         ---        43,000             ---
Chief Operating Officer             1997      122,191     125,000           ---             ---
                                    1996      122,929      58,000           ---             ---

Wayne T. Wedell                     1998      107,550      27,225         5,000           3,273
Vice President Corporate            1997       71,520      35,500         4,500             ---
Services                            1996       67,008       6,120        10,000             ---

Jeffrey J. Fossum                   1998      104,544       5,000           ---           3,160
Chief Financial Officer and         1997       95,460       5,000           ---             ---
Assistant Treasurer                 1996       90,832         ---        10,000             ---



                                       8

----------
(1)  Certain personal  benefits  provided by the Company and its subsidiaries to the Named Executive  Officers are not included in the table.  Such benefits consisted of  Company-provided  automobiles  and  reimbursement  of certain medical  expenses.  The  aggregate  amount of such  benefits for each Named
     Executive Officer in each year reflected in the table did not exceed 10% of the sum of such officer's salary and bonus in each respective year.

(2)  Consists of matching contributions made by the Company under its 401(k) plan.


Stock Options

         The Company has in effect equity incentive plans pursuant to which options to purchase Common Stock may be granted to employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 1998 to the Named Executive Officers. Messrs. Dunham, Dykstra and Fossum were not granted options in the 1998 fiscal year.

                                           Option Grants in 1998 Fiscal Year
                                                                                                          Potential
                                                                                                       Realizable Value
                                                                                                              at
                                                                                                        Assumed Annual
                                                                                                        Rates of Stock
                                          Individual Grants                                                 Price
     ---------------------------------------------------------------------------------------------     Appreciation for
                                                                                                       Option Term (2)
                                                                                                      -------------------
                                    Number of      Percentage of
                                   Securities      Total Options                                       At 5%     At 10%
                                   Underlying        Granted to       Exercise or                      Annual    Annual
                                    Options         Employees in      Base Price       Expiration      Growth    Growth
             Name                  Granted (1)      Fiscal Year        ($/share)          Date          Rate      Rate
             ----                  -----------      -------------      ----------         -------      ------    -----
Richard W. Grelck...........           43,000           11%             $1.4375         10/13/08      $38,872   $98,513
Wayne T. Wedell.............            5,000            1.3%           $1.4375         10/13/08      $4,520    $11,455
------------
(1)   The options  reflected in the table (which are  non-qualified  options for purposes of the Internal  Revenue  Code) were granted  under the 1993 Plan and vest and  become  exercisable  (i) as to 30% of the  shares  of Common
      Stock subject  thereto  immediately,  (ii) as to an additional  30% of the shares of Common Stock subject thereto after one year has elapsed from the date of grant and (iii) as to the  remaining  40% of the  shares of Common
      Stock subject thereto after two years has elapsed from the date of grant.

(2) This presentation is intended to disclose a potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange
      Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.


         The following table sets forth information regarding the exercise of stock options by the Named Executive Officers during the 1998 fiscal year and the fiscal year-end value of unexercised options held by the Named Executive Officers. Messrs. Dunham and Dykstra do not hold any stock options.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values
                                Shares                              Number of Securities
                             Acquired on         Value             Underlying Unexercised                 Value of Unexercised
                              Exercise         Realized               Options at Fiscal                   In-the-Money Options
           Name                  (#)            ($)(1)                  Year-End (#)                   at Fiscal Year-End ($)(1)
           ----              -----------        ------                  ------------                   -------------------------
                                                               Exercisable      Unexercisable       Exercisable       Unexercisable
                                                               -----------      -------------       -----------       -------------
Richard W. Grelck               ---             ---              202,704            30,100              ---                ---
Wayne T. Wedell                 3,500          $312.50           12,105             10,650              ---                ---
Jeffrey J. Fossum               ---             ---              12,265             4,000               ---                ---

---------------
(1)   The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

Employment Arrangements

         Mr. Wedell has an Employment and Separation Agreement with the Company that provides for his employment at the level of Vice President or higher through December 31, 2006, subject to earlier termination by either party and subject to future extension. Among other benefits, the agreement provides for an initial annual base salary of $90,000, subject to upward adjustment, and annual bonus opportunities. In addition, Mr. Wedell's agreement provides for a termination payment of up to 75% of his highest annual base salary in the event of his termination by the Company, termination following a change in control of the Company or upon his resignation following a change in control and a diminution in the level of his responsibilities with the Company. Mr. Wedell would also be entitled to insurance benefits and use of a Company-supplied automobile for up to twelve months following such termination.

         The Company also has a Special Compensation and Separation Agreement with Mr. Fossum. Pursuant to this agreement, Mr. Fossum, assuming he remains an employee of the Company, is entitled to receive a $25,000 bonus in the event the Company enters into a business combination prior to July 1, 1999. In addition, if Mr. Fossum is terminated within twenty-four months of such event, he will be entitled to receive his base salary and insurance benefits for up to twelve months, certain tuition reimbursement, the acceleration of unvested options and use for twelve months of a Company-supplied automobile. For purposes of his agreement, Mr. Fossum will, in addition to an actual termination, be deemed to be terminated if his compensation or responsibilities are reduced or if he is asked to relocate outside of the Milwaukee, Wisconsin area.

Compensation Committee Report

         The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its executive officers, including the Named Executive Officers. The Compensation Committee determines the compensation package (including the grant of stock options pursuant to the 1993 Plan) to be paid to each executive officer.

         Executive Compensation Policies. The Company's executive compensation program is intended to establish a relationship between compensation and the Company's business strategies as well as the Company's goal of maintaining and improving profitability and maximizing long-term shareholder value. The focus of compensation decisions is on the achievement of long-term performance objectives as opposed to the attainment of short-term, narrowly defined goals. The focus on long-term performance objectives is intended to avoid unwarranted adjustments in executive compensation based solely on short-term swings (either up or down) in the Company's markets.

         In recommending and establishing levels of executive compensation, it is the policy of the Compensation Committee to (a) offer competitive compensation packages in order to attract and retain key executive officers crucial to the Company's long-term success; (b) provide, on a limited basis, performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for long-term strategic management and the enhancement of shareholder value; (c) establish a relationship between executive compensation and the Company's annual and long-term strategic goals; and (d) provide compensation programs which recognize and reward individual initiative and achievement.

         Executive Compensation Package. As reflected under the section entitled "Executive Compensation," the Company's executive compensation package consists primarily of salary and, to a limited extent, bonus awards and stock option grants, as well as benefits under the employee benefits plans offered by the Company.

         In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other Named Executive Officers, the Compensation Committee has historically compared the base salaries paid or proposed to be paid by the Company with the ranges of salaries paid by corporations of similar size relative to the Company and operating in comparable industries (the "Comparison Group"). It is the judgment of the Compensation Committee that a review of the compensation practices of companies within the Comparison Group is appropriate in establishing competitive salary ranges for the Company's executive officers. The relative financial performance of companies within the Comparison Group was considered by the Compensation Committee in setting base salaries for the Company's executive officers for the fiscal year ended November 30, 1998.

         Based on the criteria enumerated above, the Compensation Committee awarded no base salary increase to the Company's Chief Executive Officer and base salary increases to the other Named Executive Officers for the fiscal year ended November 30, 1998. As noted above, Messrs. Grelck and Wedell were granted options under the 1993 Plan during fiscal 1998. By tying a portion of an executive officer's overall compensation to stock price through the grant of options, the Compensation Committee seeks to enhance its objective of providing a further incentive to maximize long-term shareholder value.

         Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

         Effective Management Systems, Inc. Compensation Committee

                  Helmut M. Adam
                  Scott J. Mermel

Compensation Committee Interlocks and Insider Participation

       The Compensation Committee consists of Messrs. Adam and Mermel. Mr. Mermel, on July 31, 1998, resigned as an executive officer of Metrix, Inc. Mr. Dunham serves as a director of Metrix, Inc.

                             PERFORMANCE INFORMATION

         The following graph compares on a cumulative basis changes since February 25, 1994 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock, (b) the total return of companies in the Nasdaq Stock Market Index ("Nasdaq U.S."), and (c) the total shareholder return of companies in the Nasdaq Computer and Data Processing Stock Market Index ("Nasdaq CDPSM") consisting of a peer group of publicly-traded software companies. The total return information presented in the graph assumes the reinvestment of dividends. The graph assumes $100 was invested on February 25, 1994 in Common Stock, the Nasdaq U.S. and the Nasdaq CDPSM.

                            [Stock Performance Graph]



                              2/25/94      11/30/94      11/30/95     11/30/96      11/30/97    11/30/98
Effective Management
   Systems, Inc.                 $100        $80           $59           $77          $54         $25
Nasdaq U.S.                      $100       $113          $136          $168         $208        $254
Nasdaq CDPSM                     $100       $ 95          $176          $217         $281        $410


                           RELATED PARTY TRANSACTIONS

         Michael D. Dunham, the Company's President, Thomas M. Dykstra, the Company's Vice President, Secretary and Treasurer, Robert E. Weisenberg, a director of the Company, and Donald W. Vahlsing, an employee of the Company until his resignation on March 1, 1999, own all of the outstanding common stock of EMS Solutions, Inc. ("EMS Solutions"). EMS Solutions develops and sells computer software and related hardware to the food vending and food distribution industry. EMS Solutions employs 18 people, including a full-time Vice President and General Manager. Although Messrs. Dunham and Dykstra are shareholders and directors and Messrs. Weisenberg and Vahlsing are shareholders of EMS Solutions, they are not involved in the daily management of its operations.

         In September 1998, EMS Solutions paid in full debt outstanding to the Company, having a balance at the time of approximately $312,000. Prior to the repayment of such debt, EMS Solutions paid interest thereon at a rate equal to the Company's cost of funds under its revolving line of credit. The Company continues to provide administrative services to EMS Solutions. Fees received for these services amounted to approximately $75,000 for the fiscal year ended November 30, 1998. The Company believes that the fees charged for these services are comparable to fees that would be charged to unaffiliated third parties.

                                  MISCELLANEOUS

Independent Auditors

         Ernst & Young LLP acted as the independent auditors for the Company in the fiscal year ended November 30, 1998 and it is anticipated that such firm will be similarly appointed to act for the fiscal year ending November 30, 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

         Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2000 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") must be received at the principal office of the Company no later than December 8, 1999. In addition, a shareholder who otherwise intends to present business at the 2000 annual meeting must comply with the requirements set forth in the Company's Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not less than 60 days prior to the last Tuesday in the month of March. Accordingly, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to January 28, 2000, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2000 Annual Meeting of Shareholders. If the Board nonetheless chooses to present such proposal at the 2000 Annual Meeting, then the persons named in proxies solicited by the Board for the 2000 Annual Meeting may exercise discretionary voting power with respect to such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and more than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require such persons to furnish the Company with copies of all Section

16(a) forms they file. As follows, there were several late filings on the part of several officers and directors: (i) in February 1998, Mr. Dykstra inadvertently failed to report the January 30, 1998 sale of stock by a trust (for which he serves as trustee and of which he and his spouse are beneficiaries) until March 5, 1998; (ii) in April 1998, Mr. Grelck was seven days late in filing his Initial Statement of Beneficial Ownership; and (iii) in January 1999, Messrs. Adam, Mermel, and Wassarman were five days late in filing their Annual Statements of Changes in Beneficial Ownership. The Company believes that, in all other respects, the officers, directors and more than 10% beneficial owners have timely complied with the Section 16(a) filing requirements.

Solicitation Expenses

         The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold shares.

         The Company will provide without charge a copy of its Annual Report on Form 10-K (including financial statements, but not including exhibits thereto), as filed with the Securities and Exchange Commission, to each person who is a record or beneficial holder of Common Stock or Preferred Stock as of the record date for the Annual Meeting. A written request for a Form 10-K should be addressed to Thomas M. Dykstra, Secretary, Effective Management Systems, Inc., 12000 West Park Place, Milwaukee, Wisconsin 53224.

                                             By Order of the Board of Directors
                                             EFFECTIVE MANAGEMENT SYSTEMS, INC.


                                             Thomas M. Dykstra
                                             Secretary
April 6, 1999

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                              12000 West Park Place
                           Milwaukee, Wisconsin 53224
           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints Michael D. Dunham and Thomas M. Dykstra, and each of them, as Proxies with power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of Effective Management Systems, Inc. held or deemed to be held of record by the undersigned on March 19, 1999, at the annual meeting of shareholders to be held on May 4, 1999, or at any adjournment or postponement thereof.





                           (Continued on reverse side)      SEE REVERSE SIDE

      Please date, sign and mail your proxy card back as soon as possible!



                         Annual Meeting of Shareholders

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.



                                   May 4, 1999





                Please Detach and Mail-In the Envelope Provided.



A   [X]  Please mark your
         votes as in
         this example.

      The Board of Directors recommends a vote FOR the following proposal:

                                     WITHHOLD
                                     AUTHORITY            Term expiring at the
                     FOR the        to vote for           2002 Annual Meeting:
                     nominees      the nominees    Nominees:
                    listed at        listed at            Scott J. Mermel
                      right            right              Robert E. Weisenberg
1.  ELECTION
    OF                 [ ]              [ ]
    DIRECTORS


     (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the line below)

               --------------------------------------------------


2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.

         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE



   SIGNATURE_________________  DATE___________ 1999


   SIGNATURE _________________________ DATE____________ 1999
                     IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.